Exhibit 4.3

Execution version

ARTICLES OF MERGER

THESE ARTICLES OF MERGER are made on 30 June 2025 between:

(1)	HGHC 3 Corp., a company incorporated in the British Virgin Islands, with company number 2143914, whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands (the Merging Company); and

(2)	JVSPAC Acquisition Corp., a company incorporated in the British Virgin Islands, with company number 2060649, whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Surviving Company).

BACKGROUND

(A)	The parties wish to merge in accordance with the Act.

(B)	The parties are entering into these Articles of Merger for the purposes of the Act.

IT IS AGREED as follows.

1.	In these Articles of Merger:

(a)	Act means the BVI Business Companies Act 2004, as amended;

(b)	Plan of Merger means the plan of merger for the merger between the parties dated 30 June 2025, a copy of which is attached to these Articles of Merger and marked A; and

(c)	definitions in the Plan of Merger and the Act apply in these Articles of Merger unless the context requires otherwise or the term is defined in these Articles of Merger.

2.	The Plan of Merger is approved.

3.	The Merger will take place at the Effective Time as defined in the Plan of Merger.

4.	The memorandum and articles of association of the Merging Company were registered by the BVI Registrar on 13 March 2024.

5.	The memorandum and articles of association of the Surviving Company were registered by the BVI Registrar on 18 January 2024.

6.	The Merger was approved on behalf of the Merging Company by resolutions of its:

(a)	sole director passed on 5 April 2024 and 23 June 2025; and

(b)	sole shareholder passed on 5 April 2024 and 23 June 2025.

7.	The Merger was approved on behalf of the Surviving Company by resolutions of its:

(a)	directors passed on 7 April 2024, 2 September 2024 and 23 June 2025; and

(b)	shareholders passed on 24 June 2025.

8.	These Articles of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of these Articles of Merger.

9.	The laws of the British Virgin Islands govern these Articles of Merger and their interpretation.

Signatures

Merging Company

Signed for and on behalf of
HGHC 3 Corp.

By:	/s/ Marriana Henares YULO
	Name:	Marriana Henares YULO
	Title:	Director

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Signatures

Surviving Company

Signed for and on behalf of
JVSPAC Acquisition Corp.

By:	/s/ Cheuk Fai Albert Wong
	Name:	Cheuk Fai Albert Wong
	Title:	Director

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A

Plan of Merger

Execution version

PLAN OF MERGER

THIS PLAN OF MERGER is made on 30 June 2025 between:

(1)	HGHC 3 Corp., a company incorporated in the British Virgin Islands, with company number 2143914, whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands (the Merging Company); and

(2)	JVSPAC Acquisition Corp., a company incorporated in the British Virgin Islands, with company number 2060649, whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Surviving Company or the SPAC).

BACKGROUND

(A)	Hotel101 Global Pte Ltd., Hotel of Asia, Inc., DoubleDragon Corporation, DDPC Worldwide Pte. Ltd., Hotel101 Worldwide Private Limited, the SPAC, Hotel101 Global Holdings Corp. (the PubCo), HGHC 4 Pte. Ltd. and the Merging Company have entered into an agreement and plan of merger dated 8 April 2024 and a first amendment to agreement and plan of merger dated 3 September 2024 (together, the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Surviving Company, with the Surviving Company being the surviving company in accordance with the terms and conditions set forth therein.

(B)	The parties to this Plan of Merger wish to merge in accordance with the Act.

(C)	This Plan of Merger is the plan of merger for the Merger for the purposes of the Act.

(D)	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

IT IS AGREED as follows.

1.	In this Plan of Merger:

(a)	Act means the BVI Business Companies Act 2004, as amended;

(b)	Articles of Merger means the articles of merger for the Merger executed by the Merging Company and the SPAC, in accordance with the requirements of the Act;

(c)	BVI Registrar means the registrar of corporate affairs of the British Virgin Islands appointed under the Act;

(d)	Effective Time means the time on the date the Articles of Merger in respect of the Merger are registered by the BVI Registrar;

(e)	Merger means the merger between the Merging Company and the SPAC pursuant to this Plan of Merger, with the SPAC being the surviving company;

(f)	PubCo Ordinary Share means a class A ordinary share of the PubCo;

(g)	SPAC Class A Ordinary Shares means the class A ordinary shares with no par value of the SPAC;

(h)	SPAC Class B Ordinary Shares means the class B ordinary shares with no par value of the SPAC;

(i)	SPAC Ordinary Shares means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares; and

(j)	definitions in the Act apply in this Plan of Merger unless the context requires otherwise.

2.	The Merging Company and the SPAC are the constituent companies.

3.	The SPAC is the surviving company, which shall continue to be named "JVSPAC Acquisition Corp.".

4.	The Merging Company is authorised to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00.

5.	The Merging Company has one ordinary share in issue, each of which is entitled to vote on the Merger as one class.

6.	The SPAC is authorised to issue a maximum of 111,000,000 shares with no par value divided into 100,000,000 class A ordinary shares, 10,000,000 class B ordinary shares and 1,000,000 preferred shares.

7.	The SPAC has 607,398 class A ordinary shares and 1,437,500 class B ordinary shares in issue, each of which are entitled to vote on the Merger. No preferred shares of the SPAC are issued and outstanding.

8.	The Merger will take place at the Effective Time.

9.	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger:

(a)	each SPAC Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the SPAC Dissenting Shares (as defined below)) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one PubCo Ordinary Share;

(b)	if there are any SPAC Ordinary Shares that are owned by the SPAC as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect subsidiary of the SPAC immediately prior to the Effective Time, such SPAC Ordinary Shares shall be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(c)	each SPAC Ordinary Share (the SPAC Dissenting Shares) owned by SPAC shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Act (the SPAC Dissenting Shareholders) shall thereafter represent only the right to receive the applicable payments set forth in the Merger Agreement, unless and until such SPAC Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Merger pursuant to the Act with respect to any SPAC Dissenting Shares;

(d)	each share of the Merging Company that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one class A ordinary share of the Surviving Company, which shall constitute the only outstanding share of the Surviving Company; and

(e)	the Surviving Company will automatically:

(i)	have vested in it all assets of every description, including choses in action and business of each constituent company, and all rights, privileges, immunities, powers, objects and purposes of each constituent company; and

(ii)	be liable for all claims against, debts, liabilities and obligations of each constituent company.

10.	The current memorandum and articles of association of the SPAC shall remain as the memorandum and articles of association of the Surviving Company until such time as duly altered or amended.

11.	The directors of the Surviving Company shall be Rizza Marie Joy Sia Javelona, Marriana Henares Yulo, Pearl Anne Anota Escote and Jose Roelph Eudela Desales.

12.	Each party will execute any document of any kind, and do any other act or thing, that is reasonably necessary to give effect to the Merger.

13.	This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

14.	The laws of the British Virgin Islands govern this Plan of Merger and its interpretation.

Signatures

Merging Company

Signed for and on behalf of
HGHC 3 Corp.

By:	/s/ Marriana Henares YULO
	Name:	Marriana Henares YULO
	Title:	Director

Signatures

Surviving Company

Signed for and on behalf of
JVSPAC Acquisition Corp.

By:	/s/ Cheuk Fai Albert Wong
	Name:	Cheuk Fai Albert Wong
	Title:	Director

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